UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2026

DEFI DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-41748	83-2676794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, FL	33487
(Address of registrant’s principal executive offices)	(Zip code)

(561) 559-4111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	DFDV	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock	DFDVW	The Nasdaq Stock Market LLC
Variable Rate Series C Perpetual Preferred Stock, par value $0.00001 per share	CHAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Cash Dividend Declaration

On September 15, 2026, as contemplated by the prospectus supplement for the initial public offering of the Variable Rate Series C Perpetual Preferred Stock, par value $0.00001 per share (“CHAD Stock”), DeFi Development Corp. (the “Company”) announced that its board of directors declared cash dividends of $0.07944 per share of CHAD Stock for the period between the issuance of CHAD on September 8, 2026 to October 1, 2026 and also declared daily cash dividends of $0.00516 per share of CHAD Stock for each business day for the period from October 1, 2026 through October 30, 2026, as listed in the table below (21 business days in the aggregate), which represents a per annum dividend rate of 13.00% on the CHAD Stock. Daily payments will be made to stockholders of record of CHAD Stock at the close of business on the immediately preceding business day.

Record date	Payment date	Dividend
September 30, 2026(1)	October 1, 2026	$0.07944
October 1, 2026	October 2, 2026	$0.00516
October 2, 2026	October 5, 2026	$0.00516
October 5, 2026	October 6, 2026	$0.00516
October 6, 2026	October 7, 2026	$0.00516
October 7, 2026	October 8, 2026	$0.00516
October 8, 2026	October 9, 2026	$0.00516
October 9, 2026	October 13, 2026	$0.00516
October 13, 2026	October 14, 2026	$0.00516
October 14, 2026	October 15, 2026	$0.00516
October 15, 2026	October 16, 2026	$0.00516
October 16, 2026	October 19, 2026	$0.00516
October 19, 2026	October 20, 2026	$0.00516
October 20, 2026	October 21, 2026	$0.00516
October 21, 2026	October 22, 2026	$0.00516
October 22, 2026	October 23, 2026	$0.00516
October 23, 2026	October 26, 2026	$0.00516
October 26, 2026	October 27, 2026	$0.00516
October 27, 2026	October 28, 2026	$0.00516
October 28, 2026	October 29, 2026	$0.00516
October 29, 2026	October 30, 2026	$0.00516
October 30, 2026	November 2, 2026	$0.00516

(1)	Represents the period between the issuance of CHAD on September 8, 2026 until October 1, 2026.

United States Federal Income Tax Considerations

From a U.S. federal income tax perspective, to the extent distributions on the CHAD Stock are not treated as being made out of the Company's accumulated or current earnings and profits, they will, in the case of a U.S. holder, be treated first as a tax-free return of capital (“ROC”) to the extent of a U.S. Holder’s adjusted tax basis in the CHAD Stock, and thereafter as capital gain which will be long-term capital gain if such U.S. Holder’s holding period for the stock exceeds one year at the time of the distribution and, in the case of a non-U.S. holder, generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized in connection with the non-U.S. holder’s receipt of such distribution. Non-U.S. holders should review the disclosure under “—Material United States Federal Income Tax Considerations” in the prospectus supplement dated August 31, 2026. While there is no assurance that the Company will (or will not) have sufficient current or accumulated E&P to cause that any of our distributions are treated as dividends, a ROC or otherwise, the Company does not have any accumulated earnings and profits and does not expect to generate current earnings and profits in the current year or the foreseeable future.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of the CHAD Stock that for U.S. federal income tax purposes is:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.

For the purposes of this discussion, a ”non-U.S. holder” means a beneficial owner of the CHAD Stock that is not a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2026	DEFI DEVELOPMENT CORP.

	By:	/s/ Joseph Onorati
	Name:	Joseph Onorati
	Title:	Chairman & CEO

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